UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Press Ganey Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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Filed by Press Ganey Holdings, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Press Ganey Holdings, Inc.

Commission File No.: 001-37398

The following is a copy of a letter sent by Press Ganey Holdings, Inc. to its employees on August 9, 2016.

Associate Announcement

Team-

I am reaching out with some exciting news. This morning we publicly announced that Press Ganey Holdings has signed a merger agreement with EQT, a global investment group with a demonstrated commitment to supporting market leading health care businesses.  EQT has portfolio companies in the U.S., Europe and Asia, with which it partners to achieve sustainable growth, operational excellence and market leadership. This transaction, which would return us to a private company, is a long-term investment for EQT.

While I understand this is significant news, it is very important for us to remember that this is the first step in a complex process leading to the possibility of a formal closing, which would likely occur in the fourth quarter of this year.  From now through the closing of the transaction, it will be business as usual at Press Ganey.  This means that we will continue to execute on all aspects of our business.

Over the past several years, we have made tremendous strides in expanding our suite of solutions to support our clients in understanding and improving the patient experience. Our collective success has not gone unnoticed. In the process of meeting our team, EQT has been very impressed with our vision and our ability to execute for our clients.

Through our discussions with EQT, it became clear to me that EQT has a differentiated understanding of our business and respect for our team, particularly for what we have accomplished for our clients and the industry.  Likewise, it became evident that, as one of the most active global health care investors with a deep platform, EQT would be an ideal partner to our organization.  EQT has the ability to offer Press Ganey resources and expertise to accelerate our product offerings through continued innovation that builds upon our core strengths and also to strategically expand to international markets.

I understand that this announcement creates questions for you as an employee. However, please know that EQT was attracted to our business, in large part because of your contributions and expertise.  Importantly, should the merger close, the senior management team would continue to lead our organization and associates in delivering innovation, exceptional service and flawless execution.

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The press release we issued a few moments ago about the transaction is attached and I encourage you to read it.  In the coming days we plan to circulate an FAQ for employees, which will include responses to common employee questions, including information with respect to the treatment of stock and equity awards in the transaction.

In the meantime, if clients or any contact with whom you speak in the course of your work ask you about the transaction, please assure them that Press Ganey will remain focused on developing innovative solutions and supporting our clients.  Additionally, if you should be contacted by anyone in the media regarding this news, please refer them to Patti Cmielewski.

In closing, I am extremely excited about the potential for this transaction and the opportunities to invest further in developing solutions to improve the safety, quality and coordination of care. Because of the achievements of our team, EQT is making a significant investment in our organization.  Today’s announcement is a testament to your efforts and to the value that we have created.

Sincerely,

Pat

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Press Ganey and an affiliate of EQT. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger between Press Ganey and Emerald BidCo, Inc.  Press Ganey expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of Press Ganey and will contain important information about the proposed transaction and related matters. INVESTORS OF PRESS GANEY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PRESS GANEY, EMERALD TOPCO, INC., EMERALD BIDCO, INC. AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Press Ganey with the SEC at the SEC’s website at www.sec.gov, at Press Ganey’s website at www.pressganey.com or by sending a written request to Press Ganey at 401 Edgewater Place, Suite 500, Wakefield, Massachusetts 01880, Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation

Press Ganey and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Press Ganey’s stockholders in connection with the proposed merger will be set forth in Press Ganey’s definitive proxy statement for its special stockholder meeting. Additional information regarding these

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individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

Certain statements contained in this document may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Press Ganey undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Press Ganey may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of Press Ganey may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) Press Ganey may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (9) the failure by Emerald BidCo, Inc. to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, Press Ganey’s stockholders will cease to have any equity interest in Press Ganey and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of Press Ganey are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

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Press Ganey Enters into Definitive Agreement to be Acquired by EQT

EQT to pay $40.50 per share in all cash transaction

Acquisition of Press Ganey represents first direct EQT Equity Investment in North America

Boston, MA, August 9, 2016 — Press Ganey (NYSE: PGND), a healthcare performance improvement company, announced that it has entered into a definitive agreement to be acquired by EQT Equity fund EQT VII (“EQT”), part of the global private equity group EQT. Under the terms of the agreement, EQT will acquire all of Press Ganey’s common stock. Shareholders of record will receive $40.50 in cash per share of Press Ganey common stock, resulting in an enterprise value of approximately $2.35 billion. The offer price represents a 20% premium to the year to date volume-weighted average price and a 62% premium to the initial public offering price for the common stock. The acquisition of Press Ganey represents EQT’s first direct EQT Equity investment in North America.

“We are very excited about this transaction as it delivers value for our shareholders and allows Press Ganey to accelerate our investment in both acquisitions and product innovation that best serve our clients,” said Patrick Ryan, CEO of Press Ganey. “I have tremendous respect for EQT as a top flight investment firm, and I look forward to partnering with them as we develop new solutions to advance patient-centered care in the United States and internationalize the business in the next phase of our development.”

“We are excited by the unique opportunity to acquire Press Ganey, in a transaction highlighting EQT’s deep expertise and commitment to investing in market-leading healthcare companies,” said Eric Liu, Partner at EQT Partners Inc., Investment Advisor to EQT Equity.  “As one of the most active global healthcare investors, with a demonstrated track record of success, we believe that EQT is an ideal partner for Press Ganey, as the Company seeks to expand both organically and through acquisitions.  EQT will leverage its deep platform and provide valuable resources to support Press Ganey’s continued growth.”

“Press Ganey has made a tangible contribution to improving healthcare delivery by empowering patient voices,” said Norman W. Alpert, Chairman of Press Ganey and Co-President of Vestar Capital Partners. “We are pleased with the value delivered to shareholders and the opportunity for the organization to enter its next phase of growth with EQT.”

The agreement followed the unanimous approval by Press Ganey’s Board of Directors. Completion of the transaction is subject to the expiration of a “go-shop” period, the expiration or termination of the applicable waiting period under Hart-Scott-Rodino Antitrust Improvements Act, Press Ganey shareholder approval and other customary closing conditions.  The acquisition is expected to be completed during the fourth quarter of 2016.

Barclays and Goldman Sachs are acting as financial advisors to Press Ganey, and Latham & Watkins LLP and Richards, Layton & Finger, PA are serving as legal advisors to Press Ganey. BofA Merrill Lynch is acting as financial adviser to EQT, and Simpson Thacher & Bartlett LLP is serving as legal advisor to EQT Partners. Fully committed financing of the transaction has been provided by Credit Suisse, Citi and BofA Merrill Lynch.

About Press Ganey

Press Ganey Holdings (NYSE: PGND) is a leading provider of patient experience measurement, performance analytics and strategic advisory solutions for health care organizations across the continuum of care. With over 30 years of experience, Press Ganey is recognized as a pioneer and thought leader in patient experience measurement and performance improvement solutions. Our mission is to help health care organizations reduce patient suffering and improve clinical quality, safety and the patient experience. As of January 1, 2016, Press Ganey served more than 26,000 health care facilities.

About EQT

EQT is a leading global private equity group with approximately EUR 30 billion in raised capital. EQT has portfolio companies in Europe, Asia and the US with total sales of more than EUR 15 billion and circa 100,000 employees. EQT works with portfolio companies to achieve sustainable growth, operational excellence and market leadership.

About Vestar Capital Partners

Vestar Capital Partners is a leading U.S. middle-market private equity firm currently managing approximately $5 billion in capital. Specializing in management buyouts and growth capital investments, Vestar invests and collaborates with incumbent management teams and private owners to build long-term enterprise value, with a focus on Consumer, Healthcare, and Business and Financial Services. Since Vestar’s founding in 1988, Vestar funds have completed more than 75 investments in companies with a total value of more than $40 billion.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Press Ganey and an affiliate of EQT. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger between Press Ganey and Emerald BidCo, Inc. Press Ganey expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the shareholders of Press Ganey and will contain important information about the proposed transaction and related matters. INVESTORS OF PRESS GANEY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PRESS GANEY, EMERALD TOPCO, INC., EMERALD BIDCO, INC. AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Press Ganey with the SEC at the SEC’s website at www.sec.gov, at Press Ganey’s website at www.pressganey.com or by sending a written request to Press Ganey at 401 Edgewater Place, Suite 500, Wakefield, Massachusetts 01880, Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation

Press Ganey and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Press Ganey’s stockholders in connection with the proposed merger will be set forth in Press Ganey’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Press Ganey undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Press Ganey may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of Press Ganey may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) Press Ganey may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (9) the failure by Emerald BidCo, Inc. to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, Press Ganey’s stockholders will cease to have any equity interest in Press Ganey and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of Press Ganey are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

CONTACT INFORMATION

For Press Ganey Holdings, Inc:

Balaji Gandhi

SVP, Corporate Development

(Investors)

781.295.0390

IR@pressganey.com

Patricia Cmielewski

Chief Marketing Officer

(Media)

781.234.8439

pcmielewski@pressganey.com

For EQT:

European Media:

Kerstin Danasten

Press Officer

EQT

+46 8 506 55 334

press@eqtpartners.com

U.S. Media:

Daniel Yunger or Ross Lovern

KEKST

212.521.4800

daniel.yunger@kekst.com / ross.lovern@kekst.com

For Vestar:

Carol Makovich

Owen Blicksilver

Public Relations

203.622.4781

carol@blicksilverpr.com

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